EXHIBIT 12.5

                           RJR NABISCO HOLDINGS CORP.
        COMPUTATIONS OF DEFICIENCY IN THE COVERAGE OF FIXED CHARGES AND PREFERRED DIVIDENDS BY EARNINGS BEFORE FIXED CHARGES AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                                                              YEAR ENDED
                                                                                          DECEMBER 31, 1993
                                                                                       ------------------------
                                                                                       HISTORICAL    PRO FORMA
                                                                                       -----------  -----------
Earnings before fixed charges:
  Income (loss) from continuing operations...........................................   $      (3)   $      50
  Provision for income taxes.........................................................         114          142
                                                                                       -----------  -----------
  Income from continuing operations before income taxes..............................         111          192
  Interest expense...................................................................       1,190        1,130
  Amortization of debt issuance costs................................................          19           19
  Interest portion of rental expense.................................................          52           52
                                                                                       -----------  -----------
Earnings before fixed charges***.....................................................   $   1,372    $   1,393
                                                                                       -----------  -----------
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Combined fixed charges and preferred stock dividends:
  Interest expense...................................................................   $   1,190    $   1,130
  Amortization of debt issuance costs................................................          19           19
  Interest portion of rental expense.................................................          52           52
  Capitalized interest...............................................................           9            9
  Preferred stock dividends..........................................................         366*         634**
                                                                                       -----------  -----------
     Combined fixed charges and preferred stock dividends............................   $   1,636    $   1,844
                                                                                       -----------  -----------
                                                                                       -----------  -----------
Deficiency in the coverage of fixed charges and preferred dividends by earnings
before fixed charges and preferred dividends***......................................   $     264    $     451
                                                                                       -----------  -----------
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  * Represents dividends of $14 million on ESOP Preferred Stock and pre-tax equivalent amount on dividends of $175 million on the Series A PERCS, $43 million on the Series B Preferred Stock, and $11 million on the Redeemable Convertible Preferred Stock.

 ** Represents dividends of $14 million on ESOP Preferred Stock and pre-tax equivalent amount on dividends of $175 million on the Series A PERCS, $174 million on the Series C PERCS, $43 million on the Series B Preferred Stock, and $11 million on the Redeemable Convertible Preferred Stock.

*** Earnings before fixed charges and the resulting calculation of deficiency in the coverage of fixed charges and preferred dividends by earnings before fixed charges and preferred dividends includes amortization of trademarks and goodwill in the amount of $625 million.